Exhibit 99.1

SemGroup Reports First Quarter 2012 Results

First Quarter Adjusted EBITDA Increased 8% Over 2011; Company Reaffirms 2012 Guidance

Tulsa, OK – May 9, 2012—SemGroup® Corporation (NYSE: SEMG) (“SemGroup”) today announced its financial results for the three months ended March 31, 2012.

SemGroup’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $28.6 million for the quarter ended March 31, 2012, an increase of 8% compared to Adjusted EBITDA of $26.5 million for the same quarter in 2011. Key factors impacting our results included higher volumes in the crude segment, somewhat offset by lower performance in our SemLogistics storage business, and the absence of SemStream®, L.P. earnings. Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to net income below.

SemGroup reported revenues of $317.7 million with a net loss attributable to SemGroup of $1.4 million, or $0.03 per share, compared to revenues of $406.9 million with a net income attributable to SemGroup of $0.03 million, or an income of $0.00 per share for the quarter ended March 31, 2011. The first quarter 2012 results reflect our strategic shift towards a more fee-based business model and improved capital structure. Compared to the same period last year, our current results reflect the elimination of SemStream, L.P. revenue from assets which were contributed to NGL Energy Partners LP in late 2011, and the reduction of net income related to the non-controlling interest in Rose Rock Midstream, L.P. due to the initial public offering in December 2011.

“We continue to realize strong demand in our crude segment, as crude oil transportation volumes have doubled compared to last year’s first quarter, and we completed our 1.95 million barrel storage expansion in Cushing ahead of schedule ” said Norm Szydlowski, president and chief executive officer of SemGroup. “We are making excellent progress on implementing our growth plans in the crude and gas segments, and are well positioned to meet the growing demand for storage, transportation and processing assets in our key growth areas in the mid-continent U.S.,” said Szydlowski. “This growth is offsetting the low natural gas price markets and ongoing challenges in the European storage market. We are reaffirming the company’s previous guidance of expected Adjusted EBITDA of between $125 and $135 million for 2012.”

“We are continuing to enhance our asset position in key areas like the Mississippi Lime play,” Szydlowski continued. “The recently announced crude oil pipeline joint venture, or Glass Mountain Pipeline, will continue to bring barrels into Cushing and increase SemGroup’s presence in an area with a real demand for midstream services we can provide.”

Recent Developments

•	In February, SemGas® completed the Hopeton/Nash plant connection which will provide additional processing efficiency within the Mississippi Lime play.

•	We are expanding our previously announced gas processing plant with Exterran Holdings, Inc. (NYSE: EXH) from 60 mmcf per day to 125 mmcf per day processing capacity.

•	Rose Rock Midstream completed construction of the 1.95 million barrel Cushing expansion project March 31, 2012, three months ahead of schedule.

•

On May 7, 2012, we announced that we had entered into a crude oil pipeline joint venture with an affiliate of Chesapeake Energy Corporation (NYSE:CHK), and Gavilon, LLC, to construct and operate a 210-mile pipeline in western and north central Oklahoma, named Glass Mountain Pipeline, which will deliver crude oil to a one million barrel storage facility at Gavilon’s terminal in Cushing, Oklahoma.

Earnings Conference Call

SemGroup will host a conference call for investors today at 10 a.m. EDT. The call can be accessed live over the telephone by dialing 800.706.7745, or for international callers, 617.614.3472. The pass code for the call is 28106505. A replay will be available shortly after the call and can be accessed by dialing 888.286.8010, or for international callers, 617.801.6888. The pass code for the replay is 54082430. The replay will be available until May 16, 2012. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at www.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at www.semgroupcorp.com on the Calendar of Events-Past Events page. First quarter 2012 earnings slide deck will be posted under Investor Relations/Presentations.

About SemGroup

Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup®, SemGas®, SemMaterialsMéxicoMR, SemStream® and White Cliffs Pipeline® are registered trademarks of SemGroup Corporation.

Non-GAAP Financial Measures

Adjusted EBITDA is not a generally accepted accounting principles ("GAAP") measure and is not intended to be used in lieu of a GAAP presentation of net income/loss. Adjusted EBITDA is presented in this Press Release because SemGroup believes it provides additional information with respect to its financial performance and its ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup's operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this Press Release. Because all companies do not use identical calculations, SemGroup's presentation of Adjusted EBITDA may be different from similarly titled measures of other companies. Reconciliations of net income (loss) to Adjusted EBITDA for the periods presented are included in the tables at the end of this Press Release.

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, NGL Energy Partners LP (NYSE: NGL) anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; NGL’s operations, which we do not control; the ability of our subsidiary, Rose Rock Midstream, to make minimum quarterly distributions; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment to goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies, as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:

Investor Relations:

Alisa Perkins

918-524-8081

investor.relations@semgroupcorp.com

Media:

Liz Barclay

918-524-8158

lbarclay@semgroupcorp.com

Consolidated Balance Sheets

(dollars in thousands, unaudited, condensed)	March 31, 2012	December 31, 2011
ASSETS
Current assets	$464,596	$389,735
Property, plant and equipment, net	758,587	743,235
Goodwill and other intangible assets	19,262	18,403
Equity method investments	325,583	327,243
Other noncurrent assets, net	10,279	12,565

Total assets	$1,578,307	$1,491,181

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$3,147	$26,058
Other current liabilities	320,851	270,453

Total current liabilities	323,998	296,511
Long-term debt, excluding current portion	120,601	83,277
Other noncurrent liabilities	139,333	132,728

Total liabilities	583,932	512,516
Total owners' equity	994,375	978,665

Total liabilities and owners' equity	$1,578,307	$1,491,181

Consolidated Statements of Operations

	Three Months Ended March 31,
(dollars in thousands, except per share amounts, unaudited, condensed)	2012	2011
Revenues	$317,679	$406,954

Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	245,717	323,999
Operating	38,535	36,201
General and administrative	20,294	21,582
Depreciation and amortization	11,892	13,002
Gain on disposal or impairment of long-lived assets, net	—	(64)

Total expenses	316,438	394,720

Earnings from equity method investments	7,498	2,064

Operating income	8,739	14,298

Other expenses (income), net	7,626	14,599

Income (loss) from continuing operations before income taxes	1,113	(301)
Income tax benefit	(1,013)	(324)

Income from continuing operations	2,126	23
Income (loss) from discontinued operations, net of income taxes	(16)	9

Net income	2,110	32
Less: net income attributable to noncontrolling interests	3,483	—

Net income (loss) attributable to SemGroup Corporation	$(1,373)	$32

Net income (loss) attributable to SemGroup Corporation	$(1,373)	$32
Other comprehensive income, net of income taxes	12,755	6,973

Comprehensive income attributable to SemGroup Corporation	$11,382	$7,005

Net income (loss) attributable to SemGroup Corporation per common share:
Basic	$(0.03)	$0.00
Diluted	$(0.03)	$0.00

Weighted average shares (thousands):
Basic	41,907	41,598
Diluted	42,055	41,831

Adjusted EBITDA Calculation

	Three Months Ended March 31,
(dollars in thousands, unaudited)	2012	2011
Net income	$2,110	$32
Add: Interest expense	3,669	13,605
Add: Income tax expense (benefit)	(1,013)	(324)
Add: Depreciation and amortization expense	11,892	13,002

EBITDA	16,658	26,315
Selected items impacting comparability	11,897	147

Adjusted EBITDA	$28,555	$26,462

Selected Items Impacting Comparability

	Three Months Ended March 31,
(dollars in thousands, unaudited)	2012	2011
Loss (gain) on disposal or impairment of long-lived assets	$—	$(64)
Loss (income) from discontinued operations	16	(9)
Foreign currency transaction (gain) loss	37	(477)
Remove NGL equity earnings	(927)	—
NGL cash distribution	1,160	—
Employee severance expense	381	4,243
Unrealized (gain) loss on derivative activities	146	(4,226)
Change in fair value of warrants	3,987	1,220
Reversal of allowance on goods and services tax receivable	—	(4,144)
Depreciation and amortization included within equity earnings of White Cliffs	2,541	2,654
Defense costs	3,000	—
Allowance on (recovery of) receivable from AGE Refining	—	(300)
Restricted stock expense	1,556	1,250

Selected items impacting comparability	$11,897	$147

2012 Adjusted EBITDA Guidance Reconciliation*

(dollars in millions, unaudited)	Low	High
Net income	$28.5	$38.2
Add: Interest expense	10.0	9.7
Add: Income tax expense	8.4	8.9
Add: Depreciation and amortization	51.5	51.5

EBITDA	$98.4	$108.4
Selected items impacting comparability	26.6	26.6

Adjusted EBITDA	$125.0	$135.0

*	Guidance is on a cash basis for NGL and includes fully Consolidated Rose Rock Midstream